                                                           Exhibit 10.8.1


             CONVENIO DE ESTABILIDAD JURIDICA ENTRE EL ESTADO Y LA
               EMPRESA METALURGICA LA OROYA S.A. - METALOROYA S.A.

Consta por el presente documento el Convenio de Estabilidad Juridica que celebran, de una parte, el ESTADO PERUANO, debidamente representada por el Vice Ministro de Minas del Ministerio de Energia y Minas Ing. Juan Mendoza Marsano, autorizado para el efecto por Decreto Supremo No 046-97-PCM, con domicilio en Av. Las Artes No 260, San Borja - Lima, a quien en adelante se le denominara "EL ESTADO"; y, de la otra parte, la EMPRESA METALURGICA LA OROYA S.A., METALOROYA S.A., una compania constituida en la ciudad de Lima - Peru, con RUC No 33526610, inscrita en el Asiento 1 de la Ficha 010367 del Libro de Sociedades Contractuales y Otras Personas Juridicas del Registro Publico de Mineria, Oficina Registral Regional de Lima, cuya copia simple se encuentra en Anexo, debidamente representada por el Sr Jorge Merino Tafur, identificado con L.E. No 07341351, segun poder inscrito en el Asiento 1 de la ficha 040367 del Libro de Sociedades Contractuales y Otras Personas Juridicas del Registro Publico de Mineria, Oficina Registral Regional de Lima, a quien en adelante se le denominara METALOROYA; en los terminos y condiciones que constan en las siguientes clausulas:

PRIMERA. - METALOROYA ha presentado ante el Ministerio de Energia y Minas, en adelante "MINISTERIO", una solicitud para la suscripcion de un Convenio de Estabilidad Juridica al amparo de lo dispuesto en el Decreto Legislativo No 662, en el Titulo II y el Capitulo Primero del Titulo V del Decreto Legislativo No 757, en el Reglamento de los mismos aprobado por el Decreto Supremo No 162-92-EF, de fecha 12 de octubre de 1992, el que en adelante se denominara "REGLAMENTO", en lo dispuesto en la Resolucion de CONITE No 001-96-EF/35, en el Decreto Supremo No 046-97-PCM, y de conformidad con lo pactado en el Contrato de Transferencia de Acciones, Aumento de Capital y Suscripcion de Acciones, que celebraran DOE RUN PERU S.R.Ltda., en adelante DOE RUN, la Empresa Minera del Centro del Peru S.A. y METALOROYA, en lo sucesivo "EL CONTRATO", como consecuencia del Concurso Publico Internacional PRI-16-97.

SEGUNDA. - METALOROYA en virtud del presente Convenio, y al amparo de las normas senaladas en la CLAUSULA PRIMERA, se obliga a lo siguiente:

1) Emitir acciones representativas de su capital en favor de DOE RUN, por un monto de S/. 167'170,160.00 (Ciento Sesenta y Siete Millones Ciento Setenta Mil Ciento Sesenta y 00/100 Nuevos Soles), contra la recepcion de los aportes que por un monto total de US$ 126'481,383.24 (Ciento Ventiseis Milliones Cuatrocientos Ochenta y Un Mil Trescientos Ochenta y Tres y 24/100 Dolares de los Estados Unidos de America) debera efectuar DOE RUN en un plazo que no excedera del 23 de octubre de 1997.

2) Capitalizer en el plazo de dos (02) anos contado a partir de la suscripcion del presente convenio, el monto que resulte de la diferencia entre el valor en Nuevos Soles de US$ 126'481,383.24 (Ciento Ventiseis Millones Cuatrocientos Ochenta y Un Mil Trescientos Ochenta y Tres y 24/100 Dolares de los

      Estados Unidos de America) y de S/. 167'l70,160.00 (Ciento Sesenta y Siete Millones Ciento Setenta Mil Ciento Sesenta 00/100 Nuevos Soles); monto que inicialmente sera consignado en la cuenta capital adicional en calidad de prima, por las acciones referidas en el numeral anterior.

3) Registrar 160507,779 acciones equivalentes al 48.9674517% de su capital social, en favor de DOE RUN, las que seran adquiridas por esta por un monto total de US$ 121'440,608.00 (Ciento Veintiun Millones Cuatrocientos Cuarenta Mil Seiscientos Ocho y 00/100 Dolares de los Estados Unidos de America) en un plazo que no excedera del 23 de octubre de 1997.

4) Asegurar que las inversiones a que se refieron los numerals anteriores, sean canalizadas a traves del Sistema Financiero Nacional, conforme debera constar en la certificacion que emita el banco interviniente en la operacion.

TERCERA.- EL ESTADO, en virtud del presente Convenio y mientras este se encuentre vigente, se obliga a garantizer la estabilidad juridica para METALOROYA en los siguientes terminos:

1) Estabilidad de los regimenes de contratacion de los trabajadores de METALOROYA, mientras se encuentre vigente el presente Convenio, al amparo de lo dispuesto en el inciso a) del articulo 12o del Decreto Legislativo No 662, en las distintas modalidades contempladas en el Texto Unico Ordenado del Decreto Legislativo No 728, Ley de Productividad y Competitividad Laboral, aprobado mediante Decreto Supremo No 003-97-TR, vigente a la fecha de celebracion del presente Convenio.

2) Estabilidad de los regimenes de promocion de exportaciones que utilice METALOROYA, al amparo de lo dispuesto en el inciso b) del articulo 12o del Decreto Legislativo No 662, que se encuentran contenidos en el Capitulo IX del Titulo I del Decreto Legislativo No 821 y normas modificatorias; en el Capitulo VI, del Titulo V del Decreto Legislativo No 809; y en aquellas disposiciones que a la fecha de celebracion del presente convenio se vienen aplicando.

CUARTA. - METALOROYA assume adicionalmente, de conformidad con lo pactado en la CLAUSULA SEGUNDA, las siguientes obligaciones:

1) Acreditar que ha complido con recibir de DOE RUN el aporte dinerario de capital por un monto de US$ 126'481,383.24 (Ciento Ventiseis Millones Cuatrocientos Ochenta y Un Mil Trescientos Ochenta y Tres y 24/100 Dolares de los Estados Unidos de America) mediante la presentacion de:

      a) Copia de la certificacion que emita el banco interviniente en la operacion por la canalizacion de los US$ 126'481,383.24 (Ciento Ventiseis Millones Cuatrocientos Ochenta y Un Mil Trescientos Ochenta y Tres y 24/100 Dolares de los Estados Unidos de America);

      b) Copia del Testimonio de la Escritura Publica de Aumento de Capital y Modification Estatutos de la empresa donde conste la inscripcion en el registro correspondiente, por la capitalizacion de S/. 167'170,160.00 (Ciento Sesenta y Siete Millones Ciento Setenta Mil Ciento Sesenta y 00/100 Nuevos Soles).

      c) Copia del Testimonio de la Escritura Publica de Aumento de Capital y Modificacion de Estatutos de la empresa donde conste la inscripcion en el registro correspondiente, por la capitalizacion de la prima de emision equivalente al monto resultante de la diferencia entre el valor de la conversion a Nuevos Soles de US$ 126'481,383.24 (Ciento Ventiseis Millones, Cuatrocientos Ochenta y Un Mil Trescientos Ochenta y Tres y 24/100 Dolares de los Estados Unidos de America) y S/. 167'170,160.00 (Ciento Sesenta y Siete Millones Ciento Setenta Mil Ciento Sesenta y 00/100 Nuevos Soles).

      Las obligaciones referidas en los literales a) y b) deberan ser acreditadas ante el MINISTERIO, en el plazo de sesenta (60) dias calendario contado a partir del 23 de octubre de 1997.

      La obligacion referida en el literal c) debera sor acreditada ante el MINISTERIO en un plazo maximo e treinta (30) dias calendario, contado a partir de la fecha limite para su cumplimento, conforme a lo establecido en el numeral 2 de la CLAUSULA SEGUNDA del presente Convenio.

2) Acreditar haber registrado en favor de DOE RUN el 48.9674517% de acciones representativas de su capital social, como resultado de la transferencia realizada por la Empresa Minera del Centro del Peru S.A., contra la recepcion del pago de US$ 121'440,608.00 (Ciento Veintiun Millones Cuatrocientos Cuarenta Mil Seiscientos Ocho y 00/100 Dolares de los Estados Unidos de America), inediante la presentacion de copia legalizada del correspondiente asiento en el Libro de Registro y Transferencia de Acciones de la empresa.

      La obligacion a que se refiere el parrafo anterior debera acreditarse ante el MINESTERIO en un plazo maximo de sesenta (60) dias calendario, contado a partir de la fecha limite para su cumplimiento, conforme a lo establecido en el numeral 3 de la CLAUSULA SEGUNDA.

El incumplimiento de las obligaciones establecidas en los numerales anteriores constituye causal de resolucion del Convenio.

QUINTA. - El presente Convenio de Estabilidad Juridica tendra una vigencia de diez (10) anos, contados a partir de la fecha de su suscripcion. En consecuencia, no podra ser modificado unilateralmento por ninguna de las partes durante dicho periodo, ni aunque la legislacion nacional sea modificada, asi se trate de modificaciones mas beneficiosas o perjudiciales para alguna de las partes que las pactadas en este Convenio.

SEXTA-. METALOROYA tendra derecho a renunciar por una unica vez al regimen de estabilidad juridica que se le otorga al amparo del presente Convenio, debiendo formalizar dicha renuncia mediante una comunicacion por escrita dirigida al MINISTERIO, la que se hara efectiva desde la fecha de recepcion de la comunicacion por este ultimo.

Si METALOROYA opta por ejercer el derecho de renuncia el Convenio de Estabilidad, que se reconoce al amparo de la presente Clausula, automaticamente pasara a regirse por la legislacion comun.

SEPTIMA. - El presente Convenio de Estabilidad Juridica, podra ser modificado de comun acuerdo por las partes, salvo en lo referente a su plaza de vigencia establecido en la CLAUSULA QUINTA. Tampoco podra modificarse el monto de los aportes por debajo de los limites establecidos en el inciso a) del articulo 16o e inciso a) del articulo 17o del REGLAMENTO.

Para tal efecto, METALOROYA presentara una solicitud ante el MINISTERIO, que se tramitara conforme al mismo procedimiento utlizado para la suscripcion del presente Convenio.

OCTAVA. - Siendo la intencion de las partes que los problemas que se presenten en relacion con el cumplimiento del presente Convenio se resuelvan de la manera mas expeditiva posible se conviene desde ahora que cualquier litigio, controversia o reclamacion entre ellos, relativa a la interpretacion, ejecucion
o validez del presente Convenio, sera resuelta mediante arbitraje de derecho.

El arbitraje se llevara a cabo en la ciudad de Lima, mediante la constitucion de un Tribunal Arbitral conformado por tres miembros, de los cuales cada una de las partes numbrara a uno y los dos arbitros asi designados nombraran al tercer arbitro. Los arbitros quedan expresamente facultados para determinar la controversia materia del arbitraje.

Si una parte nombra arbitro dentro do los diez (10) dias de recibido el requerimiento de la parte o partes que soliciten el arbitraje o si dentro de un plazo igualmento de diez (10) dias, contado a partir del nombramiento del ultimo arbitro por las partes, los dos arbitros no consiguen ponerse de acuerdo sobre el tercer arbitro, la designacion del arbitro faltante sera hecha a peticion de cualquiera de las partes por la Camara de Comercio de Lima.

El plazo de duracion del proceso arbitral no debera exceder de sesenta (60) dias habiles, contado desde la fecha de designacion del ultimo arbitro y se regira por lo dispuesto en la Ley General de Arbitraje, aprobada por la Ley No 26572 y/o las normas que la sustituyan o modifiquen.

Los gastos que se generen por la aplicacion de lo pactado en la presente clausula seran sufragados por las partes contratantes en igual medida.

NOVENA.- Constituyen causales de resolucion de pleno derecho del presente Convenio de Estabilidad Juridica, sin mediar requisito de comunicacion previa, las siguientes:

1) El incumplimiento por parte de METALOROYA de las obligaciones establecidas en la CLAUSULA SEGUNDA y CLAUSULA CUARTA.

2) La cesion de posicion contractual del presente Convenio que realice METALOROYA, salvo que esta se efectue al amparo de normas vigentes en ese momento que asi lo permitan, y previa autorizacion del MINISTERIO.

3)    La resolucion de EL CONTRATO.

En caso de que METALOROYA incurra en una de las mencionadas causales de resolucion del presente Convenio, si por efecto de la estabilidad juridica concedida al amparo del mismo hubiera gozado de una carga fiscal menor a la que le hubiera correspondido de no estar amparada por dicho Convenio, estara obligada a reembolsar al ESTADO el monto actualizado de los tributos que le hubieran afectado de no haber suscrito el Convenio, mas los recargos correspondientes a que se refiere el Codigo Tributario.

Queda entendido que en el caso a que se refiere el parrafo anterior, si METALOROYA hubiera soportado una carga fiscal mayor por efectos del presente Convenio, no existira obligacion de reembolso de suma alguna por parte del Estado.

Estando Las partes de acuerdo en todos los terminos del presente Convenio, lo suscriben en dos copias de igual contenido, en Lima, a los veintiun dias del mes de octubre de 1997.


/s/ Juan Mendoza Marsano                     /s/ Jorge Merino Tafur
-------------------------                 ----------------------------
   Ing. JUAN MENDOZA                           JORGE MERINO TAFUR
      [ILLEGIBLE]                               GERENTE GENERAL

             LEGAL STABILITY AGREEMENT BETWEEN THE STATE AND EMPRESA
                  METALURGICA LA OROYA S.A. - METALOROYA S.A.

Witnesseth hereby the Legal Stability Agreement entered into by and between the STATE OF PERU, duly represented by the Vice Minister of Mines of the Ministry of Energy and Mines, Engineer Juan Mendoza Marsano, authorized for such purposes by Supreme Decree No. 046-97-PCM, domiciled for purposes hereof at Av. Las Artes No. 260 - San Borja - Lima, hereinafter referred to as the STATE, as party of the first part; and Empresa Metalurgica La Oroya S.A., METALOROYA S.A., a company incorporated in the city of Lima, Peru, with Single Taxpayer Registration No. 33526610, registered on Entry l of Card No. 040367 of the Book of Contractual Companies and Other Corporate Bodies of the Public Mining Registry, Regional Registry Office of Lima, which copy is attached as an Annex hereto, duly represented by Mr. Jorge Merino Tafur, identified with Voter's Registration Card, No. 07341351, as per power of attorney registered in Entry 1 of card No. 040367, of the Book of Contractual Companies and Other Corporate Bodies of the Public Mining Registry, Regional Registry Office of Lima, hereinafter referred to as METALOROYA, as party of the second part; under the terms and conditions set forth in the following clauses:

FIRST.- METALOROYA has presented to the Ministry of Energy and Mines, hereinafter referred to as the MINISTRY, a request for the signing of a Legal Stability Agreement as authorized by the provisions set forth in Legislative Decree No. 662, in Title II, and in the First Chapter of Title V of Legislative Decree No. 757, and in the Regulations of said Decrees approved by Supreme Decree No. 162-92-EF, dated October 12, 1992, hereinafter referred to as the REGULATIONS, and pursuant to the provisions set forth in CONITE Resolution No. 001-96-EF/35, in Supreme Decree No. 046-97-PCM, and in that which is agreed upon in the Contract for the Transfer of Shares, Capital Increase and Subscription of Shares, to be entered into by and DOE RUN PERU S.R.Ltda., hereinafter DOE RUN, Empresa Minera del Centro del Peru S.A. and METALOROYA, hereinafter THE CONTRACT; as a result of the International Public Bidding PRI-16-97.

SECOND.- By virtue of the present Agreement and pursuant to the provisions set forth in the FIRST CLAUSE, METALOROYA binds itself to the following:

               To issue shares representing its capital in favor of DOE RUN for S/. 167,170,160.00 (ONE HUNDRED SIXTY-SEVEN MILLION, ONE HUNDRED SEVENTY THOUSAND, ONE HUNDRED SIXTY AND 00/100 NUEVOS SOLES) against the receipt of the contributions in the amount of US$ 126,481,383.24 (ONE HUNDRED TWENTY-SIX MILLION, FOUR HUNDRED EIGHTY-ONE THOUSAND, THREE HUNDRED EIGHTY-THREE AND 24/100 US DOLLARS), that DOE RUN must make no later than October 23, 1997.

               To capitalize, in a term of two (02) years as of the date of the signing of this Agreement, the amount resulting from the difference between the value in Nuevos Soles of US$ 126,481,383.24 (ONE HUNDRED TWENTY-SIX MILLION, FOUR

               HUNDRED EIGHTY-ONE THOUSAND, THREE HUNDRED EIGHTY-THREE AND 24/100 US DOLLARS), and S/. 167,170,160.00 (ONE HUNDRED
               SIXTY-SEVEN MILLION, ONE HUNDRED SEVENTY THOUSAND, ONE HUNDRED SIXTY AND 00/100 NUEVOS SOLES), an amount that will be consigned initially in the additional capital account as a premium for the shares referred to in the preceding numeral.

               To register 160,507,779 shares equivalent to 48.9674517% of its stock capital, in favor of DOE RUN, which shall be acquired by the latter for a total amount of US$ 121,440,608.00 (ONE HUNDRED TWENTY-ONE MILLION, FOUR HUNDRED FORTY THOUSAND, SIX HUNDRED AND EIGHT AND 00/100 US DOLLARS), no later than October 23, 1997.

               To assure that the contributions referred to in the preceding numerals, are channeled through the National Financial System as per the certification that shall be issued by the bank participating in the operation.

THIRD.- By virtue of the present Agreement and while it is in force, the STATE is bound to guarantee the legal stability for METALOROYA, under the following terms:

               The stability of the regimes for the hiring of the workers of METALOROYA while this Agreement is in force, under the provisions set forth in clause a) of Article 12 of Legislative Decree No. 662, under the different modalities included in the Single Revised Text of Legislative Decree No. 728, Law of Labor Productivity and Competitiveness, approved by Supreme Decree No. 003-97-TR in force as of the date of the signing of this Agreement.

               The stability of the regimes for the promotion of exports that METALOROYA may use pursuant to the provisions set forth in clause
               b) of Article 12 of Legislative Decree No. 662 contained in Chapter IX of Title I of Legislative Decree No. 821 and amending standards thereof; in Chapter VI of Title V of Legislative Decree No. 809; and in those provisions that are applicable to this agreement on the date of its signing.

FOURTH.- In addition, METALOROYA assumes the following obligations pursuant to the provisions set forth in the SECOND CLAUSE:

               To accredit that it has received from DOE RUN the capital monetary contribution in the amount of US$ 126,481,383.24 (ONE HUNDRED TWENTY-SIX MILLION, FOUR HUNDRED EIGHTY-ONE THOUSAND, THREE HUNDRED EIGHTY-THREE AND 24/100 US DOLLARS), by presenting:

               A copy of the certification issued by the bank participating in the operation for the channeling of the US$ 126,481,383.24 (ONE HUNDRED TWENTY-SIX

               MILLION, FOUR HUNDRED EIGHTY-ONE THOUSAND, THREE HUNDRED EIGHTY-THREE AND 24/100 US DOLLARS).

               A copy of the Testimony of the Public Deed of the Capital Increase and Amendment of the Articles of Incorporation of the company, with proof of the registration in the corresponding registry, for the capitalization of S/. 167,170,160.00 (ONE HUNDRED SIXTY-SEVEN MILLION, ONE HUNDRED SEVENTY THOUSAND, ONE HUNDRED SIXTY AND 00/100 NUEVOS SOLES).

               A copy of the Testimony of the Public Deed of the Capital Increase and Amendment of the Articles of Incorporation of the company, with proof of the registration in the corresponding registry, for the capitalization of the issue premium equivalent to the amount resulting from the difference between the conversion value to Nuevos Soles of US$ 126,481,383.24 (ONE HUNDRED TWENTY-SIX MILLION, FOUR HUNDRED EIGHTY-ONE THOUSAND, THREE HUNDRED EIGHTY-THREE AND 24/100 US DOLLARS) and S/. 167,170,160.00 (ONE HUNDRED SIXTY-SEVEN MILLION, ONE HUNDRED SEVENTY THOUSAND, ONE HUNDRED SIXTY AND 00/100 NUEVOS SOLES).

               The obligations referred to in items a) and b) hereof, must be accredited before the MINISTRY within a maximum term of sixty
               (60) calendar days, counted as of October 23, 1997.

               The obligation referred to in item c) above, must be accredited before the MINISTRY within a maximum term of thirty (30) calendar days, counted as of the deadline for its compliance pursuant to the provisions set forth in numeral 2 of the SECOND CLAUSE hereof.

               To accredit having registered in favor of DOE RUN, 48.9674517% of the shares representing its stock capital, as a result of the transfer made by Empresa Minera del Centro del Peru S.A. against the receipt of payment of US$ 121,440,608.00 (ONE HUNDRED TWENTY-ONE MILLION, FOUR HUNDRED FORTY THOUSAND, SIX HUNDRED AND EIGHT AND 00/100 US DOLLARS), by means of a legalized copy of the entry in the Book named Registry and Transfer of Shares of the company.

               The obligation referred to in the preceding paragraph must be accredited before THE MINISTRY within sixty (60) calendar days, counted as of the deadline for its compliance, pursuant to what is provided in numeral 3 of the SECOND CLAUSE hereof.

Non-compliance with the obligations provided in the preceding numerals shall constitute a cause for termination of this Agreement.

FIFTH.- The present Legal Stability Agreement shall have a term of force of ten
(10) years as of the date of its signing. Consequently, it may not be amended unilaterally by either of the parties during said period, even in the event of modification of national legislation, whether said amendments are more beneficial or prejudicial to either of the parties than what is convened in this Agreement.

SIXTH.- METALOROYA shall have the right to waive, one time only, the legal stability regime granted to it by the authority of this Agreement, and to this end it must formalize said waiver by means of a written communication to THE MINISTRY; said waiver shall become effective as of the date of reception of the communication by THE MINISTRY.

If METALOROYA opts to exercise the right of waiver of the Stability Agreement granted to it pursuant to this Clause, it shall automatically become subject to ordinary legislation.

SEVENTH.- This Legal Stability Agreement may be amended by common agreement between the parties, except in what regards its term of effect as established in the FIFTH CLAUSE. The amounts of the contributions may not be modified either under the limit established in clause a) of Article 16 and clause a) of Article 17 of the REGULATIONS.

To this end, METALOROYA shall present a request to THE MINISTRY, which shall be processed in line with the procedure followed for the signing of this Agreement.

EIGHTH.- It being the intention of the parties that problems arising in relation to the fulfillment of this Agreement be resolved in the most expeditious manner possible, it is hereby agreed from this moment that any litigation, controversy, claim or complaint between the parties, related to the interpretation, execution or validity of this Agreement, shall be resolved through legal arbitration.

The arbitration will be carried out in the city of Lima, through the establishment of an Arbitration Court comprised of three members of whom each of the parties will name one and the two so designated members will in turn name the third. The arbitrators are expressly empowered to resolve the controversy subject to the arbitration.

If one party fails to name an arbitrator within ten (10) days of receipt of the request of the party or parties for an arbitration, or if within an equal period of ten (10) days, counted as of the naming of the last arbitrator by the parties, the two arbitrators do not reach an agreement regarding the third arbitrator, the designation of the missing arbitrator shall be carried out upon the request of either party, by the Chamber of Commerce of Lima.

The duration of the arbitration process shall not exceed sixty (60) working days, counted as of the date of the designation of the last arbitrator, and shall be ruled by what is provided in the General Arbitration Law, approved by Law No. 26572 and/or the standards that substitute or amend it.

The expenses generated by the exercises of what is agreed to in the present Clause shall be borne in equal parts by the contracting parties.

NINTH.- The following constitute causes for termination as a matter of law of this Legal Stability Agreement, without needing prior notice:

Non-compliance on the part of METALOROYA with the obligations established in the SECOND and FOURTH CLAUSES.

Assignment of the contractual position of this Agreement that may be made by METALOROYA, unless such assignment is carried out in keeping with legal provisions in force at that time authorizing it, and subject to authorization from the MINISTRY.

The termination of THE CONTRACT.

In the event that METALOROYA incurs in one of the previously mentioned causes of termination of the present Agreement, and if as a result of the legal stability conferred by the authority of the same agreement METALOROYA enjoyed a lighter tax burden that would have corresponded to it if it had not been under the authority of said Agreement, it shall be obliged to reimburse the STATE for the actual amount of the taxes that would have affected it if such Agreement had not been signed, plus the corresponding surcharges referred to in the Tax Code.

It is understood that in the case referred to in the foregoing paragraph, if METALOROYA had borne a greater tax burden as a result of this Agreement, the STATE will have no obligation to refund any sum whatsoever.

Whereas the parties agree to all of the terms hereof, they sign it in two copies of equal content, in Lima, on October 21, 1997.

for METALOROYA                                  for the STATE

Jorge Merino Tafur                              Eng. Juan Mendoza M.
                                                     Vice Minister of Mines